SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):    July 2, 2002

MCAFEE.COM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28247	77-0503003
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

535 Oakmead Parkway
Sunnyvale, California 94085
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number including area code:    (408) 992-8100

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS.

In a release dated July 2, 2002, McAfee.com Corporation (“McAfee.com”) announced that Networks Associates, Inc. (“Network Associates”) plans to commence an exchange offer for all of the outstanding publicly held shares of the Class A common stock of McAfee.com. Network Associates announced on July 1, 2002 that it intends to offer McAfee.com Class A common stockholders 0.78 of a share of Network Associates common stock in exchange for each outstanding share of McAfee.com Class A common stock. McAfee.com stated that, although the special committee of its board of directors previously recommended that McAfee.com stockholders accept the Network Associates offer, which was subsequently withdrawn, the special committee will reassess the proposed offer once the exchange offer materials are filed with the Securities and Exchange Commission, in view of the current and prospective business outlook for McAfee.com and Network Associates. McAfee.com urged McAfee.com stockholders to take no action at this time and await the recommendation of the special committee and the board of directors of McAfee.com which will be made no later than 10 business days from the date that Network Associates commences the offer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

99.1	Press Release of McAfee.com Corporation, dated July 2, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE.COM CORPORATION

By:	/s/ Evan Collins
Name: Evan Collins Title: Chief Financial Officer

Date: July 3, 2002

MCAFEE.COM CORPORATION

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

99.1	Press Release of McAfee.com Corporation, dated July 2, 2002.